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Exhibit 10.1

WELLCARE HEALTH PLANS, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN
AMENDMENT NO. 1

WHEREAS, WellCare Health Plans, Inc., a Delaware corporation (the “Company”), maintains the WellCare Health Plans, Inc. 2005 Employee Stock Purchase Plan, adopted by the Board of Directors (the “Board”) of the Company on November 3, 2004 (the “Plan”), which Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and any successor thereto;

WHEREAS, the Compensation Committee (the “Compensation Committee”) of the Board has determined that the Plan shall be amended to increase the amount a participant may contribute to the Plan from $3,000 to $5,000 per year.

WHEREAS, the Compensation Committee possesses the authority to amend the Plan pursuant to Section 16(a) thereof;

NOW, THEREFORE, effective January 1, 2007, the Plan shall be amended as follows:

1.	Section 6(b) of the Plan shall be deleted in its entirety and replaced with the following:

“(b)  Payroll Deduction Election on Enrollment Agreement. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 10% of the Participant’s Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant; provided, however, that no Participant’s Plan Contributions may total more than $5,000 in any one calendar year.”

2.	Except as specifically amended herein, the remaining terms and provisions of the Plan shall remain unmodified and in full force and effect.

This Amendment No. 1 was adopted by the Compensation Committee of the Board of Directors of WellCare Health Plans, Inc. on September 27, 2006, to be effective on January 1, 2007.

WELLCARE HEALTH PLANS, INC.

By: /s/ Thaddeus Bereday
Name: Thaddeus Bereday
Title: Senior Vice President and General Counsel